UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2010

COMMSCOPE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12929	36-4135495
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1110 CommScope Place, SE

Hickory, North Carolina 28602

(Address of principal executive offices)

Registrant’s telephone number, including area code: (828) 324-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

This Form 8-K is being filed in connection with a memorandum of understanding (a “memorandum of understanding”) regarding the settlement of certain litigation relating to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 26, 2010, by and among CommScope, Inc., a Delaware corporation (the “Company”), Cedar I Holding Company, Inc., a Delaware corporation (“Parent”) that was formed by an affiliate of The Carlyle Group (“Carlyle”), and Cedar I Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger (the “Merger”) of Merger Sub with and into the Company.

As previously disclosed on pages 7 and 53 of the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) by the Company on December 6, 2010 (the “Definitive Proxy Statement”), four putative stockholder class action lawsuits were filed in connection with the Merger in the Court of Chancery of the State of Delaware against the Company, members of its board of directors, Parent, Merger Sub, and Carlyle asserting that the directors breached their fiduciary duties, and asserting that Parent, Merger Sub and Carlyle aided and abetted those alleged breaches of fiduciary duty. These four actions were consolidated before the Court of Chancery of the State of Delaware on November 23, 2010 under the caption In re CommScope Corp. Shareholders Litigation.

On December 17, 2010, we entered into a memorandum of understanding with the plaintiffs regarding the settlement of this consolidated putative stockholder class action.

The Company believes that no further disclosure is required to supplement the Definitive Proxy Statement under applicable laws; however, to avoid the risk that the putative stockholder class action may delay or otherwise adversely affect the consummation of the Merger and to minimize the expense of defending such action, the Company has agreed, pursuant to the terms of the proposed settlement, to make certain supplemental disclosures related to the proposed Merger, all of which are set forth below. Subject to completion of certain confirmatory discovery by counsel to the plaintiffs, the memorandum of understanding contemplates that the parties will enter into a stipulation of settlement. The stipulation of settlement will be subject to customary conditions, including court approval following notice to the Company’s stockholders. In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which the Court of Chancery of the State of Delaware will consider the fairness, reasonableness, and adequacy of the settlement. If the settlement is finally approved by the court, it will resolve and release all claims in all actions that were or could have been brought challenging any aspect of the proposed Merger, the Merger Agreement, and any disclosure made in connection therewith (but excluding claims for appraisal under Section 262 of the Delaware General Corporation Law), pursuant to terms that will be disclosed to stockholders prior to final approval of the settlement. In addition, in connection with the settlement, the parties contemplate that plaintiffs’ counsel will file a petition in the Court of Chancery of the State of Delaware for an award of attorneys’ fees and expenses to be paid by the Company or its successor, which the defendants may oppose. The Company or its successor will pay or cause to be paid any attorneys’ fees and expenses awarded by the Court of Chancery of the State of Delaware. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the Court of Chancery of the State of Delaware will approve the settlement even if the parties were to enter into such stipulation. In such event, the proposed settlement as contemplated by the memorandum of understanding may be terminated.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

In connection with the settlement of all outstanding stockholder suits in the Chancery Court of the State of Delaware as described in this Form 8–K, the Company has agreed to make these supplemental disclosures to the Definitive Proxy Statement. This supplemental information should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement.

The Merger – Opinion of the Company’s Financial Advisor

The following disclosure supplements the discussion beginning on page 38 of the Definitive Proxy Statement concerning the Selected Companies Analysis.

The overall low, mean, median and high adjusted EBITDA multiples for the selected companies for calendar year 2010 were 4.4x, 7.9x, 7.6x and 11.9x, respectively, and for calendar year 2011 were 3.5x, 7.0x, 7.0x and 10.3x, respectively. The overall low, mean, median and high P/E multiples for the selected companies for calendar year 2010 were 9.1x, 16.1x, 16.7x and 28.9x, respectively, and for calendar year 2011 were 8.9x, 13.0x, 12.5x and 18.8x, respectively. Allen & Co. applied a range of selected calendar years 2010 and 2011 estimated adjusted EBITDA multiples of 7.0x to 8.0x and 6.5x to 7.5x, respectively, and calendar years 2010 and 2011 estimated P/E multiples of 15.5x to 17.5x and 11.5x to 13.5x, respectively, derived from the selected companies to corresponding data of the Company.

The following disclosure supplements the chart and discussion starting on page 39 of the Definitive Proxy Statement concerning the Selected Precedent Transactions Analysis.

Date Announced	Acquiror		Target
10/10	•	Nexans S.A.	•	Draka Holding NV
07/10	•	Tyco Electronics Ltd.	•	ADC Telecommunications, Inc.
12/09	•	ZelnickMedia Corporation	•	Airvana, Inc.
11/08	•	Brocade Communications Systems, Inc.	•	Foundry Networks, Inc.
05/08	•	Comtech Telecommunications Corp.	•	Radyne Corp.
10/07	•	ADC Telecommunications, Inc.	•	LGC Wireless, Inc.
09/07	•	ARRIS Group, Inc.	•	C-COR, Inc.
06/07	•	CommScope, Inc.	•	Andrew Corporation
06/07	•	Silver Lake Partners III, L.P.; TPG Partners V, L.P.	•	Avaya Inc.
05/07	•	The Veritas Capital Fund III, L.P.; Golden Gate Private Equity, Inc.; GS Direct, L.L.C.	•	Aeroflex Incorporated
02/07	•	Belden Inc.	•	LTK Wiring Co. Limited
11/06	•	Motorola, Inc.	•	Netopia, Inc.
09/06	•	Harris Corporation	•	Stratex Networks, Inc.
06/06	•	Powerwave Technologies, Inc.	•	Filtronic plc (wireless infrastructure assets)
05/06	•	ADC Telecommunications, Inc.	•	Andrew Corporation
02/06	•	Emerson Electric Co.	•	Artesyn Technologies, Inc.
03/04	•	ADC Telecommunications, Inc.	•	Krone AG
03/04	•	Superior Essex, Inc.	•	Belden Inc. (communications wire and cable business)
02/04	•	Belden Inc.	•	Cable Design Technologies Corporation
12/03	•	Powerwave Technologies, Inc.	•	LGP Allgon Holding AB
10/03	•	CommScope, Inc.	•	Avaya Inc. (connectivity solutions unit)
02/03	•	Andrew Corporation	•	Allen Telecom Inc.

The overall low, mean, median and high one-year forward adjusted EBITDA multiples for the selected transactions were 6.3x, 9.9x, 9.3 x and 17.6x, respectively. Allen & Co. applied a range of selected one-year forward estimated adjusted EBITDA multiples of 7.0x to 9.0x derived from the selected transactions to the Company’s calendar year 2011 estimated adjusted EBITDA.

The following disclosure supplements the discussion on page 40 of the Definitive Proxy Statement concerning the Discounted Cash Flow Analysis.

Allen & Co. calculated terminal values for the Company by applying to the Company’s projected 2015 estimated adjusted EBITDA terminal value multiples of 7.0x to 8.0x, which range was selected taking into consideration, among other things, calendar years 2010 estimated adjusted EBITDA multiples derived for the selected companies referred to above under the caption “Selected Companies Analysis.” The cash flows and terminal values were then discounted to present value using discount rates ranging from 10.0% to 12.0%, which range was selected taking into consideration, among other things, a weighted average cost of capital calculation.

The following disclosure supplements the Miscellaneous discussion on page 40 of the Definitive Proxy Statement.

The Company has agreed to pay Allen & Co. for its financial advisory services in connection with the merger an aggregate fee of approximately $15.4 million, approximately $14.4 million of which is contingent upon consummation of the merger.

Additional Information and Where to Find It

In connection with the Merger, the Company filed a definitive proxy statement and form of proxy with the Securities and Exchange Commission (“SEC”) on December 6, 2010. THE COMPANY’S SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED MERGER BECAUSE IT CONTAINS IMPORTANT INFORMATION. The Company’s stockholders are able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders are also able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents (when available) by directing a request by mail or telephone to CommScope, Inc., Attn: Secretary, 1100 CommScope Place SE, Hickory, North Carolina 28602, telephone: (828) 324-2200, or from the Company’s website, http://www.commscope.com.

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s Annual Meeting of Stockholders, which was filed with the SEC on March 19, 2010. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed merger, which may be different than those of the Company’s stockholders generally, by reading the definitive proxy statement and other relevant documents regarding the proposed merger, when filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

Date: December 17, 2010

COMMSCOPE, INC.

By:	/s/ Jearld L. Leonhardt
Name: Jearld L. Leonhardt
Title: Executive Vice President and Chief Financial Officer